UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-32970	20-5196741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On November 4, 2009, Alberto Culver Company committed to a plan to cease all manufacturing activities at its facility in Chatsworth, California. This plan is in addition to the company’s initial plan to downsize the Chatsworth manufacturing facility, which was announced in June 2009. The company expects that together these plans will help to streamline operations, improve efficiencies and leverage the company’s new manufacturing facility in Jonesboro, Arkansas. The remaining production that is still performed at the Chatsworth plant following the initial downsizing is expected to be shifted to the Jonesboro plant.

As part of this new plan, the company’s workforce will be further reduced by approximately 110 employees. This is in addition to the 160 employees affected by the downsizing plan which was previously announced. The company estimates that additional pre-tax restructuring and other related charges of approximately $7.0 million will be recognized related to the new plan, with approximately $4.0 million of the total expected during the first quarter of fiscal year 2010. The total estimated pre-tax restructuring and other related charges for the new plan include approximately $3.0 million of non-cash fixed asset charges, $2.0 million of severance and other employee benefits and $2.0 million of other exit costs. The company estimates that the combined pre-tax restructuring and other charges related to the Chatsworth facility, including the charges related to the downsizing plan which was previously announced, will be approximately $15.0 million. The new plan is expected to be substantially completed by the end of the third quarter of fiscal year 2010.

The company expects that the estimated cash expenditures for this new plan, primarily for severance benefits and other exit costs, will be approximately $4.0 million.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the pattern of brand sales; competition within the relevant product markets; loss of one or more key customers; loss of one or more key employees; inability of efficiency initiatives to improve the company’s margins; inability of the company to protect its intellectual property; risks inherent in expanding in existing geographic locations and entering new geographic locations; loss of one or more key suppliers or copackers; risks inherent in acquisitions, divestitures and strategic alliances; adverse changes in currency exchange rates; the effects of a prolonged United States or global economic downturn or recession; the disruption of normal business activities due to the company’s implementation of a new worldwide ERP system; health epidemics; unavailability of raw materials or finished products; increases in costs of raw materials and inflation rates; events that negatively affect the intended tax free nature of the distribution of shares of Alberto Culver Company in connection with the separation of the consumer products business from the beauty supply distribution business on November 16, 2006; changes in costs; the unanticipated costs and effects of legal or administrative proceedings; the risk that the expected cost savings related to the reorganizations and restructurings may not be realized; adverse weather conditions; loss of distributorship rights; sales by unauthorized distributors in the company’s exclusive markets; and variations in political, economic or other factors such as interest rates, availability of credit, tax changes, legal and regulatory changes or other external factors over which the company has no control. Alberto Culver Company has no obligation to update any forward-looking statement in this Current Report on Form 8-K or any incorporated document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO CULVER COMPANY

By:	/S/ RALPH J. NICOLETTI
Ralph J. Nicoletti
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

November 9, 2009